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                                                                EXHIBIT B-5
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           ALLEGHENY POWER RESTRUCTURING - ESTIMATED NET IMPACT

                                       Number of Employees
                                     Employee Reductions
               Voluntary    Refused to                    New     Net
               Separation   Relocate    Other*  Total     Hires   Reduction

APSC                171         64        161     396      186       210

Monongahela Power   114         18        149     281                 281

Potomac Edison      128         64        157     349                 349

West Penn Power     151          7         78     236                 236

                    564        153        545    1,262      186     1,076





                                    Estimated
                         Annual              Long-term
                         Labor               Allocation of
                         Reductions          Reductions**

                         $10,500,000              -
                          14,050,000        $ 13,450,000
                          17,450,000          16,140,000
                          11,800,000          24,210,000

                         $53,800,000         $53,800,000




                                                    Annual          Payback
                                Restructuring       Labor            Period
Payback Period for Costs:       Costs***            Savings         (Years )
Monongahela Power               $ 28,400,000        $13,450,000       2.1

Potomac Edison                    30,700,000         16,140,000       1.9

West Penn Power                   49,900,000         24,210,000       2.1
                                $109,000,000        $53,800,000       2.0

*    Early retirements, resignations, etc.
** No official allocation of the estimated labor reductions by operating companies was made because to do so would require so many assumptions as to make any final result highly speculative. However, at the special request of the SEC staff we have made this special purpose estimated allocation using the APSC billing system allocation method currently in use as approved by the SEC.
***  Primarily severance and other employee-related separation costs.
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